UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2007

Veridigm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.01 Changes in Registrant's Certifying Accountant.

On July 3, 2007 the Company filed a Current Report in Form 8-K reporting the resignation of the Company’s former registered accountant, Michael F. Albanese, CPA, and the appointment in his stead of Moore & Associates, Chartered Accountants, as the Company’s registered accountant.  That document was amended by a Form 8-K/A dated July 15, 2007 in response to comments from the Commission.  The present Form 8- K/A addresses further comments from the Commission.

Specifically, the Form 8-K stated:

“Except as follows, there were no disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused him to make reference to the subject matter of the disagreement(s) in connection with his report.   The one exception is that the former accountant has noted, and has given as the reason for his resignation, that the Company did not give him interim financial statements for his review for the period ended March 31, 2007.”

The Company confirms that the period to which this disclosure relates is the Company’s last two fiscal years (December 31, 2005 and December 31, 2006) plus the interim period ended July 1, 2007.

The Company has provided the former accountant with a copy of this Form 8-K/A and the Form 8-K/A dated July 15, 2007, and has requested that the former accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.  The Company will file a further Form 8-K/A attaching the response of the former accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 4, 2007

Veridigm, Inc.

/s/   Rowland Mosser

_______________________________

Rowland J. Mosser, President